UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018 (June 1, 2018)

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Explanatory Note

On June 4, 2018, GMS Inc. filed a Current Report on Form 8-K (the “Initial Filing”) to report, among other things, that it completed its previously announced acquisition of WSB Titan on June 1, 2018.  This Current Report on Form 8-K/A is being filed as an amendment to the Initial Filing to provide the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Initial Filing in reliance on the instructions to such items.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of Master Titan Holdings LP as of December 31, 2017 and December 31, 2016 and the audited consolidated statements of income and comprehensive income, changes in partners’ equity and cash flows for the year ended December 31, 2017 and the period from formation on March 18, 2016 to December 31, 2016, and the notes related thereto, are filed as Exhibit 99.1 and incorporated herein by reference.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information as of and for the year ended April 30, 2018, and the notes related thereto, are filed as Exhibit 99.2 and incorporated herein by reference.

(d)  Exhibits.

Exhibit	Description
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors
99.1

Audited consolidated balance sheets of Master Titan Holdings LP as of December 31, 2017 and December 31, 2016 and audited consolidated statements of income and comprehensive income, changes in partners’ equity and cash flows for the year ended December 31, 2017 and the period of incorporation on March 18, 2016 to December 31, 2016, and the notes related thereto

99.2	Unaudited pro forma condensed combined financial information as of and for the year ended April 30, 2018, and the notes related thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: August 15, 2018	By:	/s/ H. Douglas Goforth
		Name:	H. Douglas Goforth
		Title:	Chief Financial Officer

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